EXHIBIT 10.7
         Supplemental Retirement Agreement between NBT Bancorp Inc., NBT
             Bank, National Association and Joe C. Minor made as of
                                 January 1, 2000


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                        SUPPLEMENTAL RETIREMENT AGREEMENT

         This sets forth the terms of an agreement for the payment of supplemental retirement income ("Agreement") made as of January 1, 2000 between
(i) NBT BANCORP INC., a Delaware corporation and a registered bank holding company, and NBT BANK, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States, both having offices located at Norwich, New York (collectively, the "Bank"), and (ii) JOE C. MINOR, an individual residing at One Wales Drive, Norwich, New York 13815, and who is a member of a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("Minor").

         1. PURPOSE OF THE AGREEMENT. The purpose of this Agreement is to provide Minor a supplemental retirement benefit in accordance with the terms of this Agreement.

         2. DEFINITIONS. For purposes of this Agreement, the following words shall have the meaning indicated:

                  (a) ACTUARIAL EQUIVALENT. "Actuarial Equivalent" shall have the same meaning the term "Actuarial Equivalent" has under Section 2.03 of the Qualified Plan using the following actuarial assumptions:

                           MORTALITY:       "Applicable Mortality  Rate" as such
                           term is  defined  in  Section  2.03c of the Qualified
                           Plan.

                           INTEREST RATE:   "Applicable Interest Rate" as such
                           term is defined in Section 2.09b of the Qualified
                           Plan.

                  (b) BENEFICIARY. "Beneficiary" shall mean such living person or living persons designated by Minor in accordance with subparagraph 5(a) to receive benefits under this Agreement after his death, or his personal or legal representative, all as herein described and provided. If no Beneficiary is designated by Minor or if no Beneficiary survives Minor, the Beneficiary shall be Minor's estate.

                  (c)      CAUSE.  "Cause" shall mean Minor's:

                           (i) willful or gross  misconduct  with respect to the
                  business and affairs of the Bank, or with respect to any of its affiliates for which Minor is assigned material responsibilities or duties;

                           (ii) conviction of a felony (after the earlier of the
                  expiration of any applicable appeal period without perfection of an appeal by Minor or the denial of any appeal as to which no further appeal or review is available to Minor) whether or not committed in the course of his employment by the Bank;
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                           (iii) willful neglect,  failure,  or refusal to carry
                  out his duties under the Employment Agreement between NBT Bancorp Inc. and Minor dated as of January 1, 2000 (the "Employment Agreement") in a reasonable manner (other than any such failure resulting from disability or death or from termination by Minor for Good Reason, as defined in the Employment Agreement) after a written demand for substantial performance is delivered to Minor that specifically identifies the manner in which the Bank believes that Minor has not substantially performed his duties and he has not resumed substantial performance of his duties on a continuous basis within thirty days of receiving such demand; or

                           (iv)  breach of any  representation  or  warranty  in
                  section 6(a) of the Employment Agreement or of any agreement contained in section 1, 4, 5, or 6(b) of the Employment Agreement, which breach is material and adverse to the Bank or any of its affiliates for which Minor is assigned material responsibilities or duties.

                  (d) CHANGE OF CONTROL. "Change of Control" shall mean a Change in Control as such term is defined in the Change in Control Agreement between Minor and the Bank dated January 1, 2000 (a revision of the October 27, 1998 and January 2, 1997 agreements).

                  (e) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (f) DETERMINATION DATE. "Determination Date" shall mean the earlier of (i) the date of termination of Minor's employment with the Bank or (ii) the first day of the month following Minor's 65th birthday.

                  (g) FINAL AVERAGE COMPENSATION. "Final Average Compensation" shall have the same meaning the term "Final Average Compensation" has under Section 2.27 of the Qualified Plan, except that in determining the amount of Compensation (as defined in Section 2.14 of the Qualified
         Plan)  to be used  in  calculating  Final  Average  Compensation  under
         Section 2.27 of the Qualified Plan, Compensation shall not be subject to the compensation limitation of section 401(a)(17) of the Code.

                  (h) FULL-TIME EMPLOYEE. "Full-Time Employee" shall mean an employee who works not less than 1,000 hours in a calendar year.

                  (i) OTHER RETIREMENT BENEFITS. "Other Retirement Benefits" shall mean the sum of:

                           (i) The annual benefit payable to Minor from the
                  Qualified Plan, plus

                           (ii) The annual benefit that could be provided by (A)
                  Bank contributions (other than elective deferrals) made on Minor's behalf under the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan, and (B) actual earnings on contributions

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                  in (A), if such contributions and earnings were converted to a benefit payable on the Determination  Date in the same form as
                  the  benefit  paid  under  this  Agreement,   using  the  same
                  actuarial assumptions as are provided under subparagraph 2(a).

                  The amount of Other Retirement Benefits shall be determined by an actuary selected by the Bank, with such determination to be made without reduction for payment of benefits prior to any stated "normal retirement date" and without regard to whether Minor is receiving payment of such benefits on the Determination Date. To the extent Minor receives a payment of Other Retirement Benefits described in subparagraph 2(i)(ii) prior to the date the Supplemental Retirement Benefit is determined pursuant to this Agreement, the total of such Other Retirement Benefits shall be determined by including and assuming that such amounts earned interest at a variable rate equal to the one-year United States Treasury bill rate as reported in the New York edition of The Wall Street Journal on the Determination Date from the date received to the date Other Retirement Benefits are calculated for purposes of this Agreement.

                  (j) PRESENT VALUE. "Present Value" shall mean the present value of a benefit determined on the basis of the following actuarial assumptions:

                           MORTALITY:       "Applicable  Mortality  Rate" as
                                            such  term is  defined  in  Section
                                            2.03c of the Qualified Plan.

                           INTEREST RATE:   "Applicable Interest Rate" as such
                                            term is defined in Section 2.09b of
                                            the Qualified Plan.

                  (k) QUALIFIED PLAN. "Qualified Plan" shall mean the NBT BANCORP Inc. Defined Benefit Pension Plan.

                  (l) SOCIAL SECURITY BENEFIT. "Social Security Benefit" shall mean Minor's actual social security benefit at his Social Security Retirement Age.

                  (m) SOCIAL SECURITY RETIREMENT AGE. "Social Security Retirement Age" shall have the same meaning the term
                  "Social Security Retirement Age" has under Section 2.58 of the Qualified Plan.

                  (n) YEAR OF SERVICE. "Year of Service" shall mean a calendar year in which Minor completes not less than 1,000 hours of service.

         3.       AMOUNT OF SUPPLEMENTAL RETIREMENT BENEFIT.

                  (a) AMOUNT PAYABLE ON AND AFTER AGE 62. If Minor shall remain employed by the Bank until reaching his 62nd birthday, serving as a


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         Full-Time  Employee until such date, and subject to the other terms and conditions of this Agreement, the Bank shall pay Minor an annual "Supplemental Retirement Benefit" determined as follows:

                           (i) ON AND AFTER AGE 62 BUT  BEFORE  SOCIAL  SECURITY
                  RETIREMENT AGE. Minor shall be entitled to a Supplemental Retirement Benefit on and after his 62nd birthday but before his Social Security Retirement Age in an amount equal to the excess of (1) 50 percent of Minor's Final Average Compensation, over (2) Minor's Other Retirement Benefits, determined as of the Determination Date and calculated in accordance with paragraph 2(i).

                           (ii) ON AND AFTER  SOCIAL  SECURITY  RETIREMENT  AGE.
                  Minor shall be entitled to a Supplemental Retirement Benefit on and after his Social Security Retirement Age in an amount equal to the excess of (1) 50 percent of Minor's Final Average Compensation, over (2) the sum of (aa) Minor's Other Retirement Benefits, determined as of the Determination Date and calculated in accordance with paragraph 2(i), plus (bb) Minor's Social Security Benefit.

                  (b)  AMOUNT  PAYABLE ON AND AFTER AGE 60 BUT BEFORE AGE 62. If
         Minor shall remain employed by the Bank until reaching his 60th birthday, serving as a Full-Time Employee until such date and he continues to serve as a Full-Time Employee until the date of his retirement, and he retires then or thereafter but before reaching his 62nd birthday, and subject to the other terms and conditions of this Agreement, the Bank shall pay Minor on the date of his retirement, pursuant to subparagraph 4(b), or to his spouse or other Beneficiary, pursuant and subject to subparagraph 6(c) if he has died before his 62nd birthday, a reduced early Supplemental Retirement Benefit calculated in accordance with the following schedule:

                           (i) If the date of Minor's  retirement shall be on or
                  after his 60th birthday but before his 61st birthday, the Bank shall pay Minor 60% of the Supplemental Retirement Benefit calculated in accordance with subparagraph 3(a)(i); and

                           (ii) If the date of Minor's retirement shall be on or
                  after his 61st birthday but before his 62nd birthday, the Bank shall pay Minor 70% of the Supplemental Retirement Benefit so calculated.

                  (c) ENHANCED BENEFIT. Notwithstanding any provision of this paragraph to the contrary, Minor's benefit hereunder shall be calculated in accordance with section 3(c) of the Employment Agreement between the Bank and Minor if, in accordance with the terms of such section, Minor is entitled to the enhancement provided therein.


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
         4.       TIME OF PAYMENT.

                  (a) Except as provided in subparagraph 4(b) (early retirement) and paragraph 6 (payment on death), the Bank shall pay the Supplemental Retirement Benefit commencing on the first day of the month following Minor's attainment of age 62.

                  (b) Notwithstanding subparagraph 4(a), the Bank shall commence payment of an early Supplemental Retirement Benefit, in the amount determined under subparagraph 3(b), on the first day of the month
         following   Minor's   Determination   Date  in  connection  with  early
         retirement after reaching age 60 and prior to the date of his 62nd birthday.

         5.       FORM OF PAYMENT.

                  (a) The Supplemental Retirement Benefit described in paragraph 3 of this Agreement shall be paid as a straight life annuity, payable in monthly installments, for Minor's life; provided, however, that if Minor has no surviving spouse and dies before having received 60 monthly payments, such monthly payments shall be continued to his Beneficiary until the total number of monthly payments to Minor and his Beneficiary equal 60, whereupon all payments shall cease and the Bank's obligation under this Agreement shall be deemed to have been fully discharged. If Minor and his Beneficiary shall die before having received a total of 60 monthly payments, an amount equal to the Actuarial Equivalent of the balance of such monthly payments shall be paid in a single sum to the estate of the survivor of Minor and his Beneficiary. If Supplemental Retirement Benefits are payable in the form described in this subparagraph 5(a), Minor shall designate in writing, as his Beneficiary, any person or persons, primarily, contingently or successively, to whom the Bank shall pay benefits following Minor's death if Minor's death occurs before 60 monthly payments have been made.

                  (b) Notwithstanding the form of payment described in subparagraph 5(a), if Minor is married on the date payment of the Supplemental Retirement Benefit commences, the benefit shall be paid as a 50% joint and survivor annuity with Minor's spouse as the Beneficiary. The 50% joint and survivor annuity shall be the Actuarial Equivalent of the benefit described in subparagraph 5(a). If the Supplemental Retirement Benefit is payable pursuant to this subparagraph 5(b), but Minor's spouse fails to survive him, no payments will be made pursuant to this Agreement following Minor's death.

                  (c) Notwithstanding the foregoing provisions of this paragraph 5, the Bank, in its sole discretion, may accelerate the payment of all or any portion of the Supplemental Retirement Benefit or the reduced early Supplemental Retirement Benefit at any time. Any payment accelerated in accordance with this subparagraph 5(c) shall be the Actuarial Equivalent of the payment being accelerated.


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
         6.       PAYMENTS UPON MINOR'S DEATH.

                  (a) Except as provided in subparagraphs 6(b) and (c), if Minor shall die before his 62nd birthday, no payment shall be due his estate under this Agreement.

                  (b) If Minor's death shall occur on or after his 60th birthday, after he has retired but before payment of any Supplemental Retirement Benefit has commenced, Minor's surviving spouse shall be paid as a straight life annuity 50 percent of the Supplemental Retirement Benefit for her life commencing within 30 days following Minor's death. Such payments shall be made in monthly installments, subject to the right of the Bank to accelerate payment at any time in accordance with subparagraph 5(c).

                  (c) If Minor elects early retirement pursuant to subparagraph 3(b) and he dies before payment of any Supplemental Retirement Benefit has commenced, Minor's surviving spouse shall be paid, in monthly installments, as a straight life annuity, 50 percent of such Supplemental Retirement Benefit for her life commencing within 30 days following Minor's death, subject to the right of the Bank to accelerate such payments as provided in subparagraph 5(c). However, if Minor's spouse fails to survive him, the Bank shall pay to Minor's estate a lump sum benefit equal to 50 percent of the Present Value of Minor's Supplemental Retirement Benefit.

                  (d) Except as otherwise provided in subparagraph 6(c), no payments shall be made under this Agreement if Minor dies before payment of any Supplemental Retirement Benefit begins and his spouse fails to survive him.

                  (e)  If  Minor's   death  shall  occur  after   payment  of  a
         Supplemental Retirement Benefit has commenced, Minor surviving spouse or other Beneficiaries shall receive payments under this Agreement to the extent provided in paragraph 5.

         7. FORFEITURE FOR CAUSE. Notwithstanding any other provision of this Agreement, if Minor's employment with the Bank is terminated for Cause, Minor and his spouse or other Beneficiaries shall forfeit all rights to any payment under this Agreement.

         8. POWERS. The Bank shall have such powers as may be necessary to discharge its duties under this Agreement, including the power to interpret and construe this Agreement and to determine all questions regarding employment, disability status, service, earnings, income and such factual matters as birth and marital status. The Bank's determinations hereunder shall be conclusive and binding upon the parties hereto and all other persons having or claiming an interest under this Agreement. The Bank shall have no power to add to, subtract from, or modify any of the terms of this Agreement. The Bank's determinations hereunder shall be entitled to deference upon review by any court, agency or other entity empowered to review its decisions, and shall not be overturned or set aside by any court, agency or other entity unless found to be arbitrary, capricious or contrary to law.

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         9.       CLAIMS PROCEDURE.

                  (a) Any claim for benefits by Minor, his spouse or other Beneficiaries shall be made in writing to the Bank. In this paragraph, Minor and his Beneficiaries are referred to as "claimants."

                  (b) If the Bank denies a claim in whole or in part, it shall send the claimant a written notice of the denial within 90 days after the date it receives a claim, unless it needs additional time to make its decision. In that case, the Bank may authorize an extension of an additional 90 days if it notifies the claimant of the extension within the initial 90-day period. The extension notice shall state the reasons for the extension and the expected decision date.

                  (c)      A denial notice shall contain:

                           (i) The specific reason or reasons for the denial of the claim;

                           (ii) Specific reference to pertinent Agreement provisions upon which the denial is based;

                           (iii) A description of any additional material or information necessary to perfect the claim, with an explanation of why the material or information is necessary; and

                           (iv) An explanation of the review procedures provided below.

                  (d) Within 60 days after the claimant receives a denial notice, he or she may file a request for review with the Bank. Any such request must be made in writing.

                  (e) A claimant who timely requests review shall have the right to review pertinent documents, to submit additional information or written comments, and to be represented.

                  (f) The Bank shall send the claimant a written decision on any request for review within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances. In that case, the Bank may authorize an extension of an additional 60 days, provided it notifies the claimant of the extension within the initial 60-day period.

                  (g)      The review decision shall contain:

                           (i) The specific reason or reasons for the decision; and


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                           (ii)    Specific reference to the pertinent Agreement
                   provisions upon which the decision is based.

                  (h) If the Bank does not send the claimant a review decision within the applicable time period, the claim shall be deemed denied on review.

                  (i) The denial notice or, in the case of a timely review, the review decision (including a deemed denial under subparagraph 9(h)) shall be the Bank's final decision.

         10. ASSIGNMENT. Neither Minor nor his spouse or other Beneficiaries may transfer his, her or their right to payments to which he, she or they are entitled under this Agreement. Except insofar as may otherwise be required by law, any Supplemental Retirement Benefit payable under this Agreement shall not be subject in any manner to alienation by anticipation, sale, transfer, assignment, pledge or encumbrance, nor subject to the debts, contracts, or liabilities of Minor or his spouse or other Beneficiaries.

         11. CONTINUED EMPLOYMENT. This Agreement shall not be construed as conferring on Minor a right to continued employment with the Bank.

         12.      FUNDING.

                  (a) The Supplemental Retirement Benefit at all times shall be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Bank for payments of any benefits hereunder, except that in the event of a Change of Control, the Bank, within five (5) days of such Change of Control, shall fund a grantor trust within the meaning of section 671 of the Code with an amount sufficient to cover all potential liabilities under this Agreement.

                  (b) Neither Minor nor his spouse or other Beneficiaries shall have any interest in any particular assets of the Bank by reason of the right to receive a benefit under this Agreement. Minor and his spouse or other Beneficiaries shall have only the rights of general unsecured creditors of the Bank with respect to any rights under this Agreement.

                  (c) Nothing contained in this Agreement shall constitute a guarantee by the Bank or any entity or person that the assets of the Bank will be sufficient to pay any benefit hereunder.

         13. WITHHOLDING. Any payment made pursuant to this Agreement shall be reduced by federal and state income, FICA or other employee payroll, withholding or other similar taxes the Bank may be required to withhold. In addition, as the Supplemental Retirement Benefit accrues during Minor's employment with the Bank, the Bank may withhold from Minor's regular compensation from the Bank any FICA or other employee payroll, withholding or other similar taxes the Bank may be required to withhold.


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



         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Bank.

         15. APPLICABLE LAW. This Agreement shall be construed and administered in accordance with the laws of the State of New York, except to the extent preempted by federal law.

         16. AMENDMENT. This Agreement may not be amended, modified or otherwise altered except by written instrument executed by both parties.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes all prior agreements or understanding (whether oral or written) between the parties, relating to deferred compensation and/or supplemental retirement income.



The parties hereby execute this Agreement as follows:

                                     NBT BANCORP INC.

                                     By: /S/ EVERETT A. GILMOUR

Date:        1/1/2000                Its:    CHAIRMAN
      -----------------------------      ---------------

                                     NBT BANK, NATIONAL ASSOCIATION

                                     By: /S/ DARYL R. FORSYTHE

Date:        1/1/2000                Its:  CHAIRMAN & CEO
      -----------------------------      ------------------





Date:        1/1/2000                /S/ JOE C. MINOR
      ----------------------------   -----------------------
                                         JOE C. MINOR


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